EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
1st QUARTER 2007 RESULTS
     (Fort Smith, Arkansas, April 25, 2007) — Arkansas Best Corporation (Nasdaq: ABFS) today announced first quarter 2007 revenue of $422.6 million compared to $425.0 million in the first quarter of 2006. Arkansas Best’s first quarter 2007 income from continuing operations was $4.8 million, or $0.19 a share, compared to $5.8 million, or $0.23 a share, in the first quarter of 2006. (See the “Supplemental Pension Benefits” section below for details regarding the impact of settlement accounting charges.)
ABF Freight System, Inc.®
     ABF Freight System, the company’s largest subsidiary, had first quarter 2007 revenue of $407.4 million, a per-day decrease of 1.5% compared to first quarter 2006 revenue of $413.7 million. First quarter 2007 operating income at ABF was $5.8 million compared to $8.4 million during the first quarter of 2006. ABF’s first quarter 2007 operating ratio was 98.6% versus an operating ratio of 98.0% during the first quarter of 2006. ABF’s total weight per day decreased by 5.8% during the first quarter of 2007 compared to the first quarter of 2006. In contrast, in the first quarter of 2006, ABF’s total weight per day increased 4.4% versus the first quarter of 2005.
     “In October of 2006, ABF’s tonnage declined significantly compared to the previous year. In November, when it became apparent that fourth quarter tonnage would be below expectations, ABF began reducing costs to better match available business levels. Those tonnage declines have continued into 2007. However, the expense reduction steps first initiated last November helped better align ABF’s network with existing business. As a result, lower tonnage had less of an impact on ABF’s operating ratio than we’ve seen in previous downturns or in the fourth quarter of 2006,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “As mentioned in previous quarters, investments in ABF’s Regional Performance Model initiative increased ABF’s first quarter operating ratio by 1.2 percentage points. Abnormally severe February weather also added about one-half of a percentage point to the first quarter 2007 operating ratio.”

     Compared to the same period last year, ABF’s first quarter 2007 operating ratio was improved by 0.7 of a percentage point due to lower expense associated with workers’ compensation and third-party casualty claims. The combined costs of these programs in the first quarter of 2007 were in line, as a percent of revenue, with ABF’s recent five-year average. In the first quarter of 2006, these costs were unusually high.
     Total billed revenue per hundredweight was $24.79, an increase of 4.0% over last year’s first quarter figure of $23.83. The percentage increase in first quarter pricing was positively affected by profile changes in ABF’s business, including a decrease in total weight per shipment and an increase in the shipment commodity class. “Considering the challenging freight demand that exists today, ABF has achieved acceptable price increases throughout its broad base of accounts. ABF continues to maintain its traditional pricing emphasis on individual account profitability,” said Mr. Davidson. “Even during a period of reduced business, ABF will work to provide value to its customers in return for a level of revenue that yields acceptable operating margins.”
     ABF’s Regional Performance Model (RPM), which provides improved next-day and second-day services in the eastern two-thirds of the United States, is fully operational, and ABF’s sales team is actively marketing these services. Because we are in the early stages of the marketing effort, RPM did not have a material impact on ABF’s system revenue totals in the first quarter of 2007. “As we expected in the early stages of this new initiative, costs are exceeding associated revenues. As a result, for now, RPM continues to affect ABF’s operating margins,” said Mr. Davidson. “However, we believe that the opportunity for long-term growth of business and operating margins resulting from ABF’s presence in the regional market is well worth the initial investments we are now making.”
     “ABF is finding success with customers once they experience our services on these shorter-distance shipments and realize we are competitive in both delivery time consistency and price. In many cases, these customers appreciate ABF’s high level of service, the problem-solving attitude of ABF’s sales representatives and its superior cargo care. As these individual customer success stories continue to build, ABF’s market share in the regional space should become more meaningful.”
     During this year’s first quarter, ABF’s cargo claim ratio, a measure of net cash payouts to revenue, was 0.72%. This statistic reflects additional improvement when compared to the full year 2006 cargo claim ratio of 0.76%. During the first quarter, ABF handled 99.12% of its shipments claim-free. Both of these measures are the best in the last twenty-five years. “A consistent record of excellence in cargo handling allows ABF to develop strong customer relationships that are based on superior value,” said Mr. Davidson.
Supplemental Pension Benefits
     Arkansas Best has an unfunded supplemental pension benefit plan for the purpose of providing supplemental retirement benefits to certain executive officers of the company. As the result of officer retirements, distributions of benefits were made in the first quarter of 2007 and in the first quarter of 2006. In the first quarter of 2007, as a result of required pension settlement accounting, Arkansas Best recorded a charge of $1.1 million pre-tax, or $0.03 per diluted common share, net of taxes. In the first quarter of 2006, settlement accounting charges were $8.4 million pre-tax, or $0.20 per diluted common share, net of taxes. Excluding the settlement accounting charges, ABF’s first quarter 2007 operating ratio was 98.3% and ABF’s first quarter 2006 operating ratio was 95.9%.
     Arkansas Best’s supplemental pension benefit plan was closed to new entrants in late 2005. A majority of Arkansas Best’s officers now participate, instead, in a new three-year, performance-based incentive plan.
Common Stock Purchase
     During the first quarter of 2007, Arkansas Best purchased 125,000 shares of its common stock in the open market for an aggregate cost of $4.9 million. These common shares were added to the company’s treasury stock. Since January 2003, Arkansas Best has purchased 1,618,150 shares totaling $56.8 million. Under a program announced in July 2005, Arkansas Best currently has authorization to purchase up to an additional $18.2 million of its common stock. Arkansas Best plans to continue making open-market purchases of its stock on an opportunistic basis.
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2007 first quarter results. The call will be today, Wednesday, April 25, at 11:00 a.m. EDT (10:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). This call is being Web cast and can be accessed live on Arkansas Best’s Web site at www.arkbest.com.

     Following the call, a recorded playback will be available through the end of the day on Friday, May 18. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 4249477. The playback of the conference call Web cast can also be accessed, through May 18, on Arkansas Best’s Web site.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at www.arkbest.com and www.abf.com.
Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “estimate,” “forecast,” “expect,” “predict,” “plan,” “anticipate,” “believe,” “intend,” “should,” “would,” “scheduled,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and non-union employee wages and benefits; actual costs of continuing investments in technology, the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31
	2007	2006
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$422,619	$424,962

OPERATING EXPENSES AND COSTS	415,841	417,111

OPERATING INCOME	6,778	7,851

OTHER INCOME (EXPENSE)
Short-term investment income	1,200	1,008
Interest expense and other related financing costs	(287)	(243)
Other, net	175	953

	1,088	1,718

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,866	9,569

FEDERAL AND STATE INCOME TAXES
Current	1,776	6,722
Deferred	1,291	(2,979)

	3,067	3,743

INCOME FROM CONTINUING OPERATIONS	4,799	5,826

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	296

NET INCOME	$4,799	$6,122

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.19	$0.23
Income from discontinued operations	—	0.01

NET INCOME	$0.19	$0.24

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	24,828,355	25,240,479

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.19	$0.23
Income from discontinued operations	—	0.01

NET INCOME	$0.19	$0.24

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,163,851	25,635,491

CASH DIVIDENDS PAID PER COMMON SHARE	$0.15	$0.15

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,253	$5,009
Short-term investment securities	120,402	135,317
Accounts receivable, less allowances (2007 — $3,972; 2006 — $4,476)	145,658	143,216
Other accounts receivable, less allowances (2007 — $1,070; 2006 — $1,272)	8,194	8,912
Prepaid expenses	14,043	11,735
Deferred income taxes	37,709	36,532
Prepaid income taxes	2,548	3,024
Other	7,130	7,212

TOTAL CURRENT ASSETS	341,937	350,957

PROPERTY, PLANT AND EQUIPMENT
Land and structures	229,279	228,375
Revenue equipment	496,427	498,844
Service, office and other equipment	139,484	140,516
Leasehold improvements	18,129	17,735

	883,319	885,470
Less allowances for depreciation and amortization	418,388	423,587

	464,931	461,883

OTHER ASSETS	63,936	61,959

GOODWILL, less accumulated amortization (2007 and 2006 — $32,037)	63,919	63,917

	$934,723	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	March 31	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$16,793	$17,423
Accounts payable	67,029	63,477
Income taxes payable	3,575	5,833
Accrued expenses	163,056	171,432
Current portion of long-term debt	248	249

TOTAL CURRENT LIABILITIES	250,701	258,414

LONG-TERM DEBT, less current portion	1,106	1,184

PENSION AND POSTRETIREMENT LIABILITIES	56,363	54,616

OTHER LIABILITIES	24,373	25,655

DEFERRED INCOME TAXES	23,045	19,452

OTHER COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2007: 26,444,839 shares; 2006: 26,407,472 shares	264	264
Additional paid-in capital	252,367	250,469
Retained earnings	416,895	415,876
Treasury stock, at cost, 2007: 1,677,932 shares; 2006: 1,552,932 shares	(57,770)	(52,825)
Accumulated other comprehensive loss	(32,621)	(34,389)

TOTAL STOCKHOLDERS’ EQUITY	579,135	579,395

	$934,723	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2007	2006
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$4,799	$6,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,968	16,197
Other amortization	53	53
Pension settlement expense	1,060	8,438
Share-based compensation expense	902	1,146
Provision for losses on accounts receivable	296	(35)
Deferred income tax provision (benefit)	1,291	(2,979)
Gain on sales of assets and other	(1,322)	(193)
Excess tax benefits from share-based compensation	(298)	(657)
Changes in operating assets and liabilities:
Receivables	(1,970)	5,358
Prepaid expenses	(2,309)	(1,089)
Other assets	291	17,773
Accounts payable, taxes payable, accrued expenses and other liabilities(1,2)	(6,480)	(27,540)

NET CASH PROVIDED BY OPERATING ACTIVITIES	15,281	22,594

INVESTING ACTIVITIES
Purchases of property, plant and equipment(2)	(22,528)	(21,037)
Proceeds from asset sales	3,430	3,599
Purchases of short-term investment securities	(84,135)	(101,549)
Proceeds from sales of short-term investment securities	99,050	101,425
Capitalization of internally developed software and other	(1,202)	(906)

NET CASH USED BY INVESTING ACTIVITIES	(5,385)	(18,468)

FINANCING ACTIVITIES
Payments on long-term debt	(79)	(115)
Net change in bank overdraft	(630)	2,114
Payment of common stock dividends	(3,780)	(3,801)
Purchases of treasury stock	(4,945)	(4,274)
Excess tax benefits from share-based compensation	298	657
Proceeds from the exercise of stock options and other	484	3,349

NET CASH USED BY FINANCING ACTIVITIES	(8,652)	(2,070)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,244	2,056
Cash and cash equivalents at beginning of period	5,009	5,767

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,253	$7,823

(1)	Includes payments to retiring officers under the company’s unfunded Supplemental Benefit Plan of $3.1 million in 2007 and $21.5 million in 2006.

(2)	Does not include $9.1 million and $5.5 million of revenue equipment which was received but not yet paid for at March 31, 2007 and 2006, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended
	March 31
	2007		2006
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$407,426		$413,650
Other revenues and eliminations	15,193		11,312

Total consolidated operating revenues	$422,619		$424,962

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$263,631	64.7%	$257,751	62.3%
Supplies and expenses	67,902	16.7	67,574	16.3
Operating taxes and licenses	11,745	2.9	11,366	2.7
Insurance	4,418	1.1	6,468	1.6
Communications and utilities	3,935	1.0	4,126	1.0
Depreciation and amortization	18,117	4.4	14,751	3.6
Rents and purchased transportation	31,402	7.7	34,390	8.3
Other	757	0.1	639	0.2
Pension settlement expense	1,060	0.3	8,438	2.1
Gain on sale of property and equipment	(1,322)	(0.3)	(256)	(0.1)

	401,645	98.6%	405,247	98.0%

Other expenses and eliminations	14,196		11,864

Total consolidated operating expenses and costs	$415,841		$417,111

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$5,781		$8,403
Other income and eliminations	997		(552)

Total consolidated operating income	$6,778		$7,851

(1)	Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Rolling Twelve Months
Ended
March 31, 2007
FINANCIAL STATISTICS
After-Tax Return on Capital Employed(2)	14.0%

(2)	(Net income from continuing operations, including pension settlement expense + interest after tax) / (average total debt + average equity)

ARKANSAS BEST CORPORATION
RECONCILIATIONS OF GAAP EARNINGS AND EARNINGS PER SHARE

	Three Months Ended
	March 31
	2007	2006
	(Unaudited)
	($ thousands, except per share data)

ABF Freight System, Inc.

Operating Income
Amounts from continuing operations, on a GAAP basis	$5,781	$8,403
Pension settlement expense, pre-tax	1,060	8,438

Non-GAAP amounts disclosed	$6,841	$16,841

Operating Ratio
Amounts from continuing operations, on a GAAP basis	98.6%	98.0%
Pension settlement expense, pre-tax	(0.3)	(2.1)

Non-GAAP amounts disclosed	98.3%	95.9%

Arkansas Best Corporation — Consolidated

Operating Income
Amounts from continuing operations, on a GAAP basis	$6,778	$7,851
Pension settlement expense, pre-tax	1,060	8,438

Non-GAAP amounts disclosed	$7,838	$16,289

Income from Continuing Operations
Amounts from continuing operations, on a GAAP basis	$4,799	$5,826
Pension settlement expense, after-tax	644	5,128

Non-GAAP amounts disclosed	$5,443	$10,954

Diluted Earnings Per Share
Amounts from continuing operations, on a GAAP basis	$0.19	$0.23
Pension settlement expense, after-tax	0.03	0.20

Non-GAAP amounts disclosed	$0.22	$0.43

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended March 31
	2007	2006	% Change
	(Unaudited)

Workdays	64	64

Billed Revenue* / CWT	$24.79	$23.83	4.0%

Billed Revenue* / Shipment	$307.86	$300.14	2.6%

Shipments	1,334,155	1,396,079	(4.4)%

Tonnage (tons)	828,335	879,356	(5.8)%

Tons/Days	12,943	13,740	(5.8)%

*	Billed revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy. Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE